UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 16, 2012

VENOCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-123711	77-0323555
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

370 17th Street, Suite 3900 Denver, Colorado	80202-1370
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 626-8300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 16, 2012, Venoco, Inc. (the “Company”) promoted Ed O’Donnell to Chief Operating Officer of the Company.  In addition, the Company announced a formalized plan of succession whereby Tim Marquez, the Company’s current Chief Executive Officer, plans to step down as Chief Executive Officer in the third quarter of 2012. At that time, Mr. Marquez is expected to become Executive Chairman of the Company’s Board of Directors (the “Board”) while Mr. O’Donnell is expected to assume the role of Chief Executive Officer.

Prior to his promotion, Mr. O’Donnell, 58, served as the Company’s Senior Vice President and had responsibility for its Southern California assets. Mr. O’Donnell initially joined the Company in 1997 as Vice President of Development and was later Vice President of the Offshore Business Unit. From April 2001 to June 2002 he served as the President of the Company’s Domestic Division. From June 2002 through 2005 he provided independent business consulting to non-profit organizations and small retail businesses. In 2006 he became the CEO of Gong Zhu Enterprises, a provider of financial, accounting, and management consulting services to small retail businesses. Mr. O’Donnell also served two terms on the Board.  He rejoined Venoco in March 2007 as Senior Vice President. He has 20 years of experience with Unocal Corporation in various engineering and management positions. He holds a B.S. degree in petroleum engineering from Montana Tech, an M.S. in petroleum engineering from the University of Southern California and an M.B.A. from Pepperdine University.

In connection with Mr. O’Donnell’s appointment as Chief Operating Officer, Mr. O’Donnell and the Company entered into a new employment agreement (the “Employment Agreement”).  Pursuant to the Employment Agreement, Mr. O’Donnell will receive an annual base salary of $403,000, which may be increased by the Company from time to time.  In addition, Mr. O’Donnell is eligible to participate in cash bonus and equity award programs administered by the Compensation Committee of the Board.  The Company has agreed to pay Mr. O’Donnell’s reasonable expenses associated with relocating his residence to Denver, Colorado from Santa Barbara County, California.  The Company has also agreed to purchase Mr. O’Donnell’s current residence in Santa Barbara County, California for an amount equal to its appraised value and, to the extent Mr. O’Donnell will suffer a capital loss on the residence, the Company will reimburse Mr. O’Donnell for such loss, subject to certain repayment obligations if Mr. O’Donnell voluntarily resigns from the Company within 60 months.  If the Company fails to appoint Mr. O’Donnell as the Chief Executive Officer of the Company on or before August 16, 2012 and Mr. O’Donnell resigns after August 16, 2012 and before September 16, 2012, the Company will pay Mr. O’Donnell a cash lump-sum amount equal to $1,500,000 in lieu of any other severance.  The other terms of the Employment Agreement are comparable to those of the Company’s other executive officers.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibit No.	Description

10.1	Employment Agreement, dated January 16, 2012, by and between Ed O’Donnell and Venoco, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2012

VENOCO, INC.

	By:	/s/ Timothy M. Marquez
Name: Timothy M. Marquez
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated January 16, 2012, by and between Ed O’Donnell and Venoco, Inc.